UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2006

MOSSIMO, INC.

(Exact Name of registrant as specified in its charter)

Delaware	1-14208	33-0684524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2016 Broadway Santa Monica, California	90404
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 460-0040

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

Amended Target License Agreement

On March 31, 2006, Mossimo, Inc. (“Mossimo” or the “Company”) amended its license agreement (the “Restated Target Agreement”) with Target Brands, Inc., a subsidiary of Target Corporation (collectively, “Target”). The Restated Target Agreement is the latest amendment of the multi-year licensing and design services agreement the Company first entered with Target in March, 2000 and subsequently amended in April, 2002, amended and assigned in February, 2003, and amended in June, 2003.

The Restated Target Agreement extends Target’s exclusive license to produce and distribute substantially all Mossimo-branded products sold in the United States, its territories and possessions through Target retail stores or any other retail store or other merchandising activity operated by Target or its affiliates, including direct mail and Internet merchandising (collectively, “Target Stores”) until January 31, 2010.

Under the Restated Target Agreement, the Company will ensure the availability of Mossimo Giannulli, the Co-Chief Executive Officer of the Company, to provide the services of creative director in connection with Mossimo-branded products sold though Target Stores. Target will pay the Company an annual guaranteed minimum fee of $9,625,000 for each contract year (defined as each period from February 1 through January 31 during the term of the agreement), against which Target may charge back and offset certain amounts. As amended, the agreement requires the Company to pay Target a one-time, nonrefundable reimbursement of fees paid by Target through the date of the Restated Target Agreement in the amount of $6,000,000 on or before June 30, 2006.

Target may renew the Restated Target Agreement, on the same terms and conditions, for additional terms of two years each by giving the Company written notice of its intent to renew at least one year prior to the end of the current term.

Merger Agreement with Iconix Brand Group, Inc.

The Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated as of March 31, 2006 by and among Iconix Brand Group, Inc., a Delaware corporation (“Iconix”), Moss Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Iconix, the Company, and Mr. Giannulli, owner of a majority of the issued and outstanding common stock of the Company.

Subject to the terms and conditions of the Merger Agreement, Iconix will acquire all of the outstanding shares of Mossimo (the “Merger”) for cash and common stock of Iconix worth $7.50 per share of Mossimo (the “Initial Merger Consideration”), plus, if the Iconix common stock does not trade above $18.71 for at least twenty trading days in the year following the Merger, former shareholders of Mossimo will receive additional shares of Iconix common stock (the “Additional Merger Consideration”).

At the effective time of the Merger (the “Effective Time”), each outstanding share of Mossimo will be entitled to receive the Initial Merger Consideration, consisting of: (a) 0.2271139 shares of Iconix common stock, and (b) $4.25 in cash, subject to adjustment if the Company has a cash balance of less than $17,000,000 (as defined and adjusted pursuant to the Merger Agreement) at the closing.

The Additional Merger Consideration will become payable if the Iconix common stock does not close at or above $18.71 during each day of any twenty consecutive trading day period during the twelve-month period following the Effective Date (the “Measurement Period”). If the Additional Merger Consideration becomes payable, Iconix will issue to each former holder of Mossimo common stock a number of additional shares of Iconix common stock determined by dividing:   (i) the product of (A) the number of shares of Iconix Common Stock issued to such holder as Initial Merger Consideration multiplied by (B) the difference between (x) $18.71 and (y) the greater of (I) the average of the highest closing sale price of Iconix common stock over any twenty consecutive trading day period during the Measurement Period and (II) the average closing sales price of Iconix Common Stock as reported on the NASDAQ National Market for the three (3) business days prior to the Effective Date (the “Iconix Average Closing Price”) (the higher stock price in this clause (y) is referred to as the “Actual Price”), by (ii) the Actual Price. The number of shares of Iconix common stock issuable as Initial Merger Consideration is subject to limitations as set forth in the Merger Agreement.

Subject to the Merger occurring, each unexpired and unexercised option, whether vested or unvested, to purchase shares of the Mossimo’s common stock, without regard to whether such option is then exercisable, will be cancelled. Each former holder of any cancelled Mossimo option shall be entitled to receive, in consideration of the cancellation of such Mossimo option and in settlement therefor, a payment in cash (subject to any applicable tax withholding) of the excess, if any, of $7.50 (subject to the per-share amount of any reduction in cash consideration) over the exercise price per share of the Mossimo common stock previously subject to such option. If the Additional Merger Consideration becomes payable pursuant to the Merger Agreement, each holder of a Mossimo option cancelled pursuant to the Merger Agreement who was entitled to a payment therefor will receive a cash payment equal to the per-share cash value of the Additional Merger Consideration he or she would have received if such holder had exercised the options prior to the Effective Time, less any applicable tax withholding.

The Merger Agreement contains customary representations and warranties of Mossimo and Iconix, and is subject to customary terms and conditions. The consummation of the Merger is subject to, among other conditions, the approval of the Merger by the holders of a majority of Mossimo’s outstanding common stock, the receipt by Mossimo of a fairness opinion from a nationally-recognized financial advisor stating that the merger consideration is fair, from a financial point of view, to the holders of the Company’s common stock, the absence of certain legal impediments to the consummation of the Merger and the expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Additional closing conditions include the execution and delivery of (i) a creative director agreement between Iconix and Mr. Giannulli, and (ii) lock-up agreements and a registration rights agreement among Iconix, Mr. Giannulli, and Edwin Lewis, the Co-Chief Executive Officer of Mossimo.

Under the Merger Agreement, Mr. Giannulli agreed to vote the shares of Mossimo common stock owned or held of record by him in favor of the adoption of the Merger, provided, however, that Mr. Giannulli will no longer be obligated to vote in favor of the Merger if the board of directors withdraws its recommendation of the Merger and terminates the Merger Agreement. Mr. Giannulli owns approximately 65% of Mossimo’s outstanding common stock.

The Merger Agreement also contains certain termination rights and provides that, upon the termination of the Merger Agreement under specified circumstances, Mossimo will be required to pay Iconix a termination fee of $5 million.

In connection with the proposed Merger, Iconix and Mossimo intend to file relevant materials with the Securities and Exchange Commission (the “SEC”), including the filing by Iconix with the SEC of a Registration Statement on Form S-4 (the “Registration Statement”), which will include a prospectus and related materials to register the shares to be issued in exchange for Mossimo shares. Mossimo plans to file with the SEC and mail to its stockholders a proxy statement/prospectus relating to the proposed transaction (the “Proxy Statement/Prospectus”). The Registration Statement and the Proxy Statement/Prospectus will contain important information about Iconix, Mossimo, the Merger, the Merger Agreement and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by Iconix and Mossimo through the website maintained by the SEC at www.sec.gov. In addition, investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus when they become available from Iconix by contacting Investor Relations at www.iconixbrand.com, by mail to 1450 Broadway, 4th Floor, New York, New York 10018 or by telephone at 212-730-0030 and from Mossimo by contacting Investor Relations at www.mossimo.com, by mail to 2016 Broadway, Santa Monica, California 90404 or by telephone at 310-460-0040.

The description of the Merger, the Merger Agreement and related matters in this report does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this report and incorporated herein by reference.  The Merger Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about Iconix or Mossimo. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the date of such agreement and are modified by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations and warranties may change after the date of such agreement, which subsequent information may or may not be fully reflected in Mossimo’s public disclosures.

Item 9.01.	Financial Statements and Exhibits.
Exhibit No.	Description
2.1*	Agreement and Plan of Merger dated as of March 31, 2006 by and among Iconix Brand Group, Inc., Moss Acquisition Corp., Mossimo, Inc., and Mossimo Giannulli.

*The Company has omitted certain schedules and exhibits pursuant to Item 601(b) (2) of Regulation S-K and will furnish supplementally to the SEC copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MOSSIMO, INC.,
a Delaware corporation

Date: April 6, 2006
By: /S/ EDWIN LEWIS
Edwin Lewis
Co-Chief Executive Officer

Exhibit Index

Exhibit No.	Description
2.1*	Agreement and Plan of Merger dated as of March 31, 2006 by and among Iconix Brand Group, Inc., Moss Acquisition Corp., Mossimo, Inc., and Mossimo Giannulli.

*The Company has omitted certain schedules and exhibits pursuant to Item 601(b) (2) of Regulation S-K and will furnish supplementally to the SEC copies of any of the omitted schedules and exhibits upon request by the SEC.